EXHIBIT 16.1 TO FORM 8-K




March 3, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 3, 2000, of Engineering Animation, Inc. and are in agreement with the statements contained in the first three paragraphs and the fifth paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                     Very truly yours,



                                                     /s/ Ernst & Young LLP